Exhibit 99.2

P R O X Y

Special Meeting of Shareholders

NUVO Bank & Trust Company

to be held on September 30, 2015

for Holders as of August 17, 2015

This Proxy is Being Solicited on Behalf of the Board of Directors

The undersigned shareholder of NUVO Bank & Trust Company (the “Company”), hereby appoints Donald R. Chase and Dawn C. Thomas, and each of them, proxies and attorneys-in-fact, with full power of substitution, and authorizes each of them, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company and any adjournment or postponement thereof upon the matters specified and, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. This proxy revokes any proxy heretofore given with respect to the special meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH HERE

Please mark vote as indicated in this example	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3
	FOR	AGAINST	ABSTAIN

1:

Approval of the Agreement and Plan of Merger, dated April 27, 2015 by and between Merchants Bancshares, Inc. and NUVO Bank & Trust Company and the related Bank Merger Agreement, dated July 2, 2015 between Merchants Bank and NUVO Bank & Trust Company and joined in for certain limited purposes by Merchants Bancshares, Inc. and the transactions contemplated thereby, pursuant to which NUVO will merge with and into Merchants Bank with Merchants Bank surviving;

	□	□	□
	FOR	AGAINST	ABSTAIN

2:

Approval of one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of the special meeting, to approve the Agreement and Plan of Merger and the Bank Merger Agreement; and

	□	□	□
	FOR	AGAINST	ABSTAIN
3: To act upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.	□	□	□

Authorized Signatures - This section must be completed for your instructions to be executed.

Date:____________________________________________________, 2015

Please Sign Here

Please Sign Here

Title

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

TO VOTE BY MAIL, PLEASE DETACH HERE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

VOTE BY INTERNET: The web address is: www.proxyvoting.com\NUVO. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call • • Toll Free • • On a Touch-Tone Telephone

1-800-660-8780

There is NO CHARGE to you for this call

OPTION A:

You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:

If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

THANK YOU FOR VOTING.
CONTROL NUMBER for Telephone/Internet Voting